Exhibit No. 32

Barnwell Industries, Inc.

Certification of Chief Executive Officer and

Chief Financial Officer Pursuant to

18 U.S.C. Section 1350,

as Adopted by

Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) each of the undersigned officers of Barnwell Industries, Inc. (the “Company”), does hereby certify, to such officer’s knowledge that:

The Quarterly Report on Form 10-QSB for the quarter ended December 31, 2003 of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Form 10-QSB fairly presents, in all material respects, the consolidated financial condition as of December 31, 2003 and consolidated results of operations for the quarter ended December 31, 2003 of the Company and its subsidiaries.

Dated: February 13, 2004	/s/ Morton H. Kinzler
Name: Morton H. Kinzler
Title: Chief Executive Officer

Dated: February 13, 2004	/s/ Russell M. Gifford
Name: Russell M. Gifford
Title: Chief Financial Officer